Exhibit 10.12

Execution Version

FIRST AMENDMENT TO
AMENDED AND RESTATED CONSUMER CREDIT CARD
PROGRAM AGREEMENT

This First Amendment to the Amended and Restated Consumer Credit Card Program Agreement, dated as of January 31, 2015 (the “Amendment”) amends that certain Amended and Restated Consumer Credit Card Program Agreement dated as of February 28, 2014 (as amended, modified and supplemented from time to time, the “Agreement”) by and among Synchrony Bank (f/k/a GE Capital Retail Bank), a federal savings bank (“Bank”), Synchrony Financial, a Delaware corporation (“Bank Parent”), The Gap, Inc., a Delaware corporation (“The Gap, Inc.”), Gap (Puerto Rico), Inc., a Puerto Rico corporation, GPS Consumer Direct, Inc., a California corporation, Gap (Apparel), LLC, a California limited liability company, and Gap (ITM) Inc., a California corporation (jointly and severally, the “Retailers”). Capitalized terms used herein and not otherwise defined have the meaning given in the Agreement.
WHEREAS, Bank and Retailers are parties to the Agreement, pursuant to which Bank provides consumer credit to qualified customers of Retailers for the purchase of goods and services from Retailers through the use of a private label credit card and from Retailers and other retailers through the use of a co-branded bankcard;
WHEREAS, the parties hereto desire to amend the Agreement as set forth herein;
NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:
I.    AMENDMENTS TO THE AGREEMENT
1.1    Preamble. The Preamble to the Agreement shall be deleted entirely and shall be replaced with the following:
“This AMENDED AND RESTATED CONSUMER CREDIT CARD PROGRAM AGREEMENT (hereinafter the “Agreement”) is made as of the 28th day of February, 2014 by and among Synchrony Bank, a federal savings bank (“Bank”), Synchrony Financial, a Delaware corporation (“Bank Parent”), The Gap, Inc., a Delaware corporation (“The Gap, Inc.”), Gap (Puerto Rico), Inc., a Puerto Rico corporation, GPS Consumer Direct, Inc., a California corporation, Gap (Apparel), LLC, a California limited liability company, and Gap (ITM) Inc., a California corporation (jointly and severally, the “Retailers”).
1.2    References To GE Capital Retail Bank. All references to “GE Capital Retail Bank” anywhere in the Agreement or the exhibits and schedules thereto shall be deemed to refer to “Synchrony Bank”.

1.3    References to GE Capital Retail Finance Corporation. All references to “GE Capital Retail Finance Corporation” anywhere in the Agreement or the exhibits or schedules thereto shall be deemed to refer to “Synchrony Financial.”
1.4    Amendments to Definitions. The definition of “Bank,” “Bank Parent” and “Program Year” are hereby deleted and replaced with the definitions set forth below:
“Bank” means Synchrony Bank and its permitted successors, transferees and assigns.
“Bank Parent” means Synchrony Financial, a Delaware corporation.
“Program Year” means each period of time set forth below (it being agreed that each referenced date reflects the beginning or end of a Bank fiscal month and that such dates are subject to change if Bank alters its fiscal months, provided that Bank shall provide such advance notice to Retailers of any such change as is reasonably practicable):

•	February 3, 2014 through January 31, 2015

•	February 1, 2015 through January 31, 2016

•	February 1, 2016 through January 31, 2017

•	February 1, 2017 through January 31, 2018

•	February 1, 2018 through January 31, 2019

•	February 1, 2019 through January 31, 2020

•	February 1, 2020 through January 31, 2021

•	February 1, 2021 through January 31, 2022

•	February 1, 2022 through April 30, 2022.
With respect to any Program Year consisting of less than twelve full Bank fiscal months, any amounts payable or otherwise to be determined pursuant to this Agreement based on a Program Year, shall be ratably reduced as applicable.
1.5.    Amendment to Section 11.01 of the Agreement. Section 11.01 of the Agreement shall be deleted in its entirety and replaced with the following:
Section 11.01    Operation Period. The Operation Period shall commence on the Effective Date and shall continue until April 30, 2022 (the “Initial Term”). Unless Retailers, acting collectively, shall provide written notice of non-extension to Bank or Bank shall provide written notice of non-extension to Retailers, in each case, at least twelve (12) months prior to the expiration of the Initial Term (or, where applicable, the expiration of any extension term) the Operation Period shall thereafter be extended automatically for successive 1-year periods, each of which shall expire on the date that is the last day of the fiscal month of Bank that is closest to the end of any such twelve (12) month extension period.

II.    GENERAL
2.1    Authority for Amendment. The execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of Retailers and Bank and upon execution by all parties, will constitute a legal, binding obligation thereof.
2.2    Effect of Amendment. Except as specifically amended hereby, the Agreement, and all terms contained therein, remains in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire understanding of the parties with respect to the subject matter hereof.
2.3    Binding Effect; Severability. Each reference herein to a party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Amendment and in whose favor the provisions of this Amendment shall inure. In case any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
2.4    Further Assurances. The parties hereto agree to execute such other documents and instruments and to do such other and further things as may be necessary or desirable for the execution and implementation of this Amendment and the consummation of the transactions contemplated hereby and thereby.
2.5    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Utah.
2.6    Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

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IN WITNESS WHEREOF, Bank, Bank Parent and Retailers have caused this Agreement to be executed by their respective officers thereunto duly authorized as the date first above written.
RETAILERS:
THE GAP, INC.,

By /s/ Sabrina Simmons
Sabrina Simmons, CFO

GAP (PUERTO RICO), INC.,

By /s/ Sabrina Simmons
Sabrina Simmons, CFO

GPS CONSUMER DIRECT, INC.

By /s/ Sabrina Simmons
Sabrina Simmons, CFO

GAP (APPAREL), LLC,

By /s/ Sabrina Simmons
Sabrina Simmons, CFO

GAP (ITM) INC.,

By /s/ Sabrina Simmons
Sabrina Simmons, CFO

BANK:
SYNCHRONY BANK

By /s/ Tom Quindlen
Tom Quindlen

SYNCHRONY FINANCIAL

By /s/ Tom Quindlen
Tom Quindlen

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